Exhibit 5.1

Consent of Independent Auditor’s Report

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of AcuityAds Holdings Inc. of our report dated March 1, 2021 relating to the consolidated financial statements, which is filed as Exhibit 4.2 to this Registration Statement.

We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form incorporated by reference in this Registration Statement on Form F-10. We also consent to the reference to us as experts under the heading “Auditors, Registrar and Transfer Agent” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
June 9, 2021

PricewaterhouseCoopers LLP
PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.